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                      AMES DEPARTMENT STORES, INC.          Exhibit 20 - A
                        JANUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                              (In Millions)


                                                           Fiscal 1996 YTD
                                                          Actual   Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                            $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                                          17.3     16.5
   Non-Cash Income Tax Exp (Ben)                               8.1      7.0
   Other                                                      18.2      5.5
                                                          ------------------
Cash Provided by (Used in) Operations                         43.6     29.0

Changes in Working Capital:
   FIFO Inventory (increase) decrease                          7.9      8.7
   Trade Payables increase (decrease)                         33.1     10.0
   All Other                                                   5.7     (1.5)
                                                          ------------------
Net Changes in Working Capital                                46.7     17.2

Capital Expenditures                                         (19.8)   (21.0)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                       (4.3)     0.7
   Capital Lease Payments                                     (3.7)    (3.7)
   Long-Term Debt Payments                                   (13.7)   (13.7)
   Store Closing and Other                                   (12.9)    (8.5)
   Financing Fee Payments                                     (4.0)    (1.5)
                                                          ------------------
Total Other                                                  (38.6)   (26.7)
                                                          ------------------

Increase (Decrease) in Cash & Cash Equiv                      31.9     (1.5)
                                                          ------------------

Ending Cash & Cash Equivalents                               $46.1    $12.7
                                                          ==================

(a)As reported on Form 8-K dated June 11, 1996


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